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                                                                     Exhibit 5.1


                 [Kronish Lieb Weiner & Hellman LLP Letterhead]


                                           March 23, 2001



Jos. A. Bank Clothiers, Inc.
500 Hanover Pike
Hampstead, Maryland 21074

Gentlemen:

         We have acted as counsel for Jos. A. Bank Clothiers, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S- 8 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended (the "Act"), of 600,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be offered for sale by the Company from time to time to Robert N. Wildrick ("Executive") pursuant to the terms and conditions of (a) that certain Employment Agreement dated as of November 1, 1999, amended as of March 6, 2000, between Executive and the Company and (b) that certain Option Agreement, dated as of November 1, 1999 between Executive and the Company ((a) and (b) collectively, the "Plan").

         We have examined the Company's Restated Certificate of Incorporation and Bylaws, as amended, and minute books and such other documents and records as we have deemed necessary and relevant as a basis for our opinions hereinafter set forth. For the purposes of this letter, we have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to us for review or examination as copies.

         Based on the foregoing and having regard to such legal considerations as we have deemed relevant, it is our opinion that:

         1. The Company is a corporation duly organized under the laws of the State of Delaware.

         2. The Common Stock covered by the Registration Statement has been validly authorized.

         3. When (i) the Common Stock has been duly registered under the Act,
(ii) certificates for the Common Stock have been duly delivered, and (iii) the Company has received the consideration to be received by it pursuant to and upon


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exercise of the related options awarded under the Plan, the Common Stock will be validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to ownership thereof.

         We hereby consent to the inclusion of this opinion in the Registration Statement and to the references to this firm contained therein.

                                           Very truly yours,

                                           /s/ Kronish Lieb Weiner & Hellman LLP

                                           KRONISH LIEB WEINER & HELLMAN LLP


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